UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2010

ABITIBIBOWATER INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montréal, Québec, Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In this current report, we refer to:

•	AbitibiBowater Inc. as the “Company”;

•	the Company’s post-emergence Canadian operating subsidiary as “AbiBow Canada”;

•	the Superior Court of Quebec in Canada as the “Canadian Court”;

•

the Company’s and its affiliates’ creditor protection proceedings under chapter 11 of the U.S. Bankruptcy Code and the Companies’ Creditors Arrangement Act (Canada), as applicable, as the “creditor protection proceedings”;

•

the chapter 11 debtors’ Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code and the CCAA Plan of Reorganization and Compromise, in each case as amended and including all exhibits and supplements thereto, together as the “plans of reorganization”, and individually as the “chapter 11 plan of reorganization” and the “CCAA plan of reorganization”, respectively; and

•	the United States Bankruptcy Court for the District of Delaware as the “U.S. Court”.

Certain agreements Bowater Canadian Forest Products Inc. (“BCFPI”) and Abitibi-Consolidated Company of Canada (“ACCC”), each a subsidiary of the Company, entered into with the provinces of Quebec and Ontario became binding upon them with the confirmation of the Company’s and certain of its subsidiaries’ chapter 11 plan of reorganization by the U.S. Court on November 23, 2010, as further described in Item 1.03 below. These agreements, relating in part to funding relief in respect of the material aggregate solvency deficits in the registered pension plans sponsored by BCFPI and ACCC in the provinces of Quebec and Ontario, were entered into on a provisional basis on September 13, 2010 and November 15, 2010, respectively, subject to the entry of the confirmation order with respect to the chapter 11 plan of reorganization and the entry of the sanction order with respect to the CCAA plan of reorganization, as further described in Item 1.03 below. These agreements with Quebec and Ontario will enable the Company and its affiliates to seek the waiver of the condition to the implementation of the plans of reorganization regarding the adoption of satisfactory funding relief regulations in respect of the material aggregate solvency deficits in the registered pension plans.

The agreements include a number of undertakings to the provinces on behalf of AbiBow Canada that will become effective upon emergence from the creditor protection proceedings and apply for five years. As a result, the governments of Quebec and Ontario have separately confirmed to ACCC and BCFPI their intention to adopt the funding relief regulations to provide, among other things, that AbiBow Canada’s aggregate annual contribution in respect of the solvency deficits in its material Canadian registered pension plans for each year from 2011 through 2020 would be limited to the following: (i) a Cdn$50 million (approximately $48.9 million) basic contribution; (ii) beginning in 2013, if the plans’ aggregate solvency ratio falls below a specified target for a year, an additional contribution equal to 15% of free cash flow up to Cdn$15 million (approximately $14.7 million) per year and (iii) beginning in 2016, if the amount payable for benefits in a year exceeds a specified threshold and the plans’ aggregate solvency ratio is more than 2% below the target for that year, a supplementary contribution equal to such excess (such supplementary contribution being capped at Cdn$25 million (approximately $24.4 million) on the first occurrence only of such an excess). Should a plan move into a surplus during the 2011 – 2020 period, it would cease to be subject to this funding relief. After 2020, the funding rules in place at the time would apply to any remaining deficit.

In addition to an agreement not to terminate voluntarily any of BCFPI and ACCC’s pension plans in Quebec or Ontario before the date of emergence from the creditor protection proceedings, AbiBow Canada has undertaken, among other things, to:

•	not pay a dividend at any time when the weighted average solvency ratio of its pension plans in Quebec or Ontario is less than 80%;

•	abide by the compensation plan detailed in the plans of reorganization with respect to salaries, bonuses and severance;

•	direct at least 60% of the maintenance and value-creation investments earmarked for the Company’s Canadian pulp and paper operations to projects in Quebec and at least 30% to projects in Ontario;

•

invest a minimum of Cdn$50 million (approximately $48.9 million) over a two to three year construction period for a new condensing turbine at the Thunder Bay, Ontario facility, subject to certain conditions;

•	invest at least Cdn$75 million (approximately $73.3 million) in strategic projects in Quebec over a five-year period;

•	maintain the Company’s head office and the current related functions in Quebec;

•

make an additional solvency deficit reduction contribution to AbiBow Canada’s pension plans of Cdn$75 (approximately $73.3), payable over four years, for each metric ton of capacity reduced in Quebec or Ontario, in the event of downtime of more than six consecutive months or nine cumulative months over a period of 18 months;

•	create a diversification fund by contributing Cdn$2 million (approximately $2 million) per year for five years for the benefit of the municipalities and workers in the Quebec operating regions;

•	pay an aggregate of Cdn$5 million (approximately $4.9 million) over five years to be used for such environmental remediation purposes instructed by the province of Ontario; and

•	maintain and renew certain financial assurances with the province of Ontario in respect of certain properties in the province.

ITEM 1.03.	BANKRUPTCY OR RECEIVERSHIP

(b) Confirmation of chapter 11 plan of reorganization

In connection with the Company’s and its affiliates’ creditor protection proceedings, the U.S. Court entered an order on November 23, 2010 confirming and approving the chapter 11 plan of reorganization and the Canadian Court entered an order on September 23, 2010 sanctioning the CCAA plan of reorganization and compromise. We refer to these orders as the “confirmation order” and the “sanction order”, respectively, copies of which are filed as exhibits 2.2 and 2.1 hereto, respectively. The Company intends to emerge from the creditor protection proceedings after the remaining conditions to effectiveness contemplated under the plans of reorganization have been satisfied or waived.

The following summary of the material events contemplated to occur in connection with the implementation of the plans of reorganization is qualified in its entirety by reference to the full text of the plans of reorganization, which are filed with this current report as exhibits 2.2 and 2.3 and incorporated herein by reference.

Upon implementation of the plans of reorganization, the entities subject to the creditor protection proceedings will be reorganized through the consummation of several transactions pursuant to which, among other things:

•	each of the entities’ operations will continue in substantially their current form;

•

all allowed prepetition and postpetition secured claims, administrative expense claims and priority claims will be paid in full, in cash, including principal and accrued interest, if applicable, and all prepetition and postpetition secured credit facilities will be terminated;

•

all outstanding receivable interests sold under the accounts receivable securitization program maintained through subsidiaries will be repurchased in cash for a price equal to the par amount thereof and the program will be terminated;

•

holders of allowed claims arising from the entities’ pre-petition unsecured liabilities will receive their pro rata share of 97,107,982 shares of common stock to be issued by the Company, as reorganized, at emergence on account of their claims;

•

holders of pre-petition unsecured claims with individual claim amounts of $5,000 or less (or reduced to that amount) may be paid in cash in an amount equal to 50% of their claim amount, but under certain circumstances, these claim holders may be treated instead like all other holders of claims arising from pre-petition unsecured liabilities and receive shares of common stock of the reorganized Company;

•

all equity interests in the Company existing immediately prior to the emergence date, including the 54,704,593 shares of common stock issued and outstanding as of October 29, 2010, will be discharged, canceled, released and extinguished;

•	the entities’ executory contracts will be assumed, subject to certain exceptions, as provided for under the plans of reorganization;

•

various equity incentive and other employee benefit plans will come into effect, including the AbitibiBowater Inc. 2010 Equity Incentive Plan, pursuant to which 8.5% of the Company’s, as reorganized, common stock on a fully diluted basis (or 9,020,960 shares) will be reserved for issuance to eligible persons, of which awards representing not more than 4% (or 4,245,158 shares) will be made approximately 30 days after the effective date of the plans of reorganization;

•	the entities’ obligation to fund the prior service costs related to their pension and other postretirement benefit plans will be reinstated; and

•	the entities’ assets will be retained by, and will be revested in, the Company and its affiliates, as reorganized.

Exit Financing

In connection with consummation and effectiveness of the plans of reorganization, the reorganized Company will assume by merger the obligations of ABI Escrow Corporation with respect to $850 million in aggregate principal amount of 10.25% senior secured notes due 2018, or the “notes”. ABI Escrow Corporation is a wholly-owned subsidiary of the Company created solely for the purpose of issuing the notes. Following the merger, the notes will be guaranteed by the reorganized Company’s current and future wholly-owned material U.S. subsidiaries and will be secured on a first priority basis, subject to permitted liens, by the capital stock of subsidiaries (limited to 65% of the capital stock in first tier foreign subsidiaries) now owned or acquired in the future by the reorganized Company and the guarantors and substantially all of the reorganized Company’s and the reorganized guarantors’ assets (other than certain excluded assets and assets that are first priority collateral in respect of the ABL Facility (as defined below)) now owned or acquired in the future. The notes and the guarantees will also be secured on a second priority basis by the collateral granted to the lenders in respect of the ABL Facility on a first priority basis, including accounts receivable, inventory and cash deposit and investment accounts.

The terms of the notes indenture will impose certain restrictions, subject to a number of exceptions and qualifications, on the Company and certain of its subsidiaries, including limits on their ability to: incur, assume or guarantee additional indebtedness; issue redeemable stock and preferred stock; pay dividends or make distributions or redeem or repurchase capital stock; prepay, redeem or repurchase certain debt; make loans and investments; incur liens; restrict dividends, loans or asset transfers from its subsidiaries; sell or otherwise dispose of assets, including capital stock of subsidiaries; consolidate or merge with or into, or sell substantially all of its assets to, another person; enter into transactions with affiliates; and enter into new lines of business. The indenture also will contain customary events of default.

The Company also expects to enter upon its emergence from the creditor protection proceedings into an asset-based revolving credit facility with certain lenders in an aggregate amount of up to $600 million (the “ABL Facility”). Funding of the ABL Facility is subject to a number of conditions.

Proceeds from the notes and the ABL Facility will be used, together with cash on hand and certain other sources, to repay certain indebtedness pursuant to the plans of reorganization and to provide working capital for the reorganized Company’s operations and other general corporate purposes.

Governance

The Company announced on September 2, 2010 that the search committee appointed pursuant to the plans of reorganization had selected 11 members for the reorganized Company’s board of directors, effective upon the Company’s and its affiliates’ emergence from the creditor protection proceedings. The selectees include Richard B. Evans, the board’s current chairman, David J. Paterson, president, chief executive officer and director, and current directors Richard Garneau and Paul Rivett. The other selectees are: Pierre Dupuis, Richard Falconer, Jeffrey Hearn, Sarah Nash, Alain Rheaume, Michael Rousseau and David Wilkins. Mr. Evans will continue in his capacity of non-executive chairman. The terms of office of the Company’s current directors will expire before the Company’s emergence from the creditor protection proceedings.

It is currently contemplated that the Company’s current senior management team will remain in place as of the effective date of the plans of reorganization. Except as otherwise provided in the plans of reorganization, the existing officers and directors of the Company’s subsidiaries will continue to serve in their current capacities as of the effective date of the plans of reorganization.

The Company’s organizational documents will be amended and restated upon its emergence from the creditor protection proceedings in accordance with the plans of reorganization, the U.S. Bankruptcy Code and the CCAA.

Certain Information Regarding Claims, Assets and Liabilities of the Company

The Company’s total assets and total liabilities, as of September 30, 2010, reported in the quarterly report on Form 10-Q the Company filed with the Securities and Exchange Commission on November 15, 2010 were $6,447 million and $10,120 million, respectively, of which $7,859 million were liabilities subject to compromise. Please refer to the quarterly report on Form 10-Q for additional information on the Company’s assets and liabilities.

Because the Company’s financial statements will reflect fresh start accounting adjustments upon its emergence from the creditor protection proceedings, information reflecting its results of operations and financial condition will not be comparable to prior periods.

Forward-Looking Statements

Statements in this current report, including the exhibits, that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements relating to our intentions, beliefs or current expectations concerning, among other things, our pending emergence from the creditor protection proceedings, our results of operations, financial conditions, liquidity, prospects, growth, strategies and the industry in which we operate. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “will,” “could,” “may,” “intend,” “expect,” “estimate,” “believe,” “anticipate,” “should,” “would,” “attempt” and other terms with similar meaning indicating possible future events or potential impact on the business or security holders of the Company.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to:

•	industry conditions generally;

•	growth in alternative media that would reduce the demand for print media and our products;

•	the ability of our customers to afford to pay for our products;

•	general economic and market conditions, including the new residential construction market in the U.S.;

•	our capital intensive operations and the adequacy of our capital resources;

•	our ability to obtain permits to operate our facilities and continue to remain in compliance with environmental laws and regulations;

•	strikes and other labor-related supply chain disruptions that may impact our ability to operate our facilities;

•	fluctuations in foreign currency exchange rates, especially those relative to the U.S. dollar and the Canadian dollar;

•	our significant degree of leverage, underfunding of our pension plans and concerns about our financial viability;

•	the prices and terms under which we would be able to sell assets;

•	lack of comparable financial data due to the restructuring of our business or the adoption of fresh start accounting;

•	the success of our implementation of additional measures to enhance our operating efficiency and productivity;

•	the costs of raw materials such as energy, chemicals and fiber;

•

our ability to obtain fair compensation for our expropriated assets in the province of Newfoundland and Labrador, Canada and the possibility that we could lose any or all of our equity interest in Augusta Newsprint Company;

•

the post-emergence impact of the creditor protection proceedings on our operations, including the impact on our ability to negotiate favorable terms with suppliers, customers, counterparties and others; and

•	the risk factors set forth in our quarterly report on Form 10-Q for the period ended September 30, 2010, filed with the Securities and Exchange Commission on November 15, 2010.

These factors should not be construed as exhaustive and should be read with the other cautionary statements in this current report. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this current report. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods.

Any forward-looking statements that we make in this current report and the exhibits hereto speak only as of the date of such statement, and we do not undertake, and specifically decline, any obligation to update such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)

2010 Equity Incentive Plan

On August 13, 2010, the independent members of the board of directors of the Company adopted on a provisional basis the 2010 AbitibiBowater Inc. Equity Incentive Plan, or the “2010 LTIP”, subject to the entry of the confirmation order and the sanction order (in each case, as defined in Item 1.03 above). As a result, the plan was deemed approved by the board as of November 23, 2010, the date the confirmation order was entered. The effectiveness of the 2010 LTIP is subject to the Company emerging from the creditor protection proceedings. The following summary of the material terms of the 2010 LTIP is qualified in its entirety by reference to the actual 2010 LTIP attached to this current report as exhibit 10.1 and is incorporated herein by reference.

Administration

The 2010 LTIP is administered by the Human Resources and Compensation/Nominating and Governance Committee of the board of directors of the Company (the “Committee”). The Committee selects from the eligible individuals those persons to whom awards under the 2010 LTIP will be granted, the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. The Committee also has the authority to modify or waive, including after the date of grant, the vesting, exercisability or other terms of an award or otherwise amend, cancel or suspend awards.

The 2010 LTIP provides that the Committee may include in an award that if a participant is determined by the Committee to have violated a noncompete, nonsolicit, nondisclosure or other agreement or taken action that would constitute a “detrimental activity,” including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion, all rights of the participant under the 2010 LTIP and any agreements evidencing an award then held by the participant will terminate and be forfeited and the Committee may require the participant to surrender and return to the Company any shares received, and/or to repay any profits or any other economic value made or realized by the participant.

Eligibility and Types of Awards

The 2010 LTIP provides for the grant to officers, directors, employees, consultants and advisors of the Company, its affiliates and its subsidiaries of nonqualified and incentive stock options (collectively, “options”), stock appreciation rights, or “SARs”, full value awards (including but not limited to, restricted stock, restricted stock units, or “RSUs” and deferred stock units) and cash incentive awards.

Share Limits

The maximum number of shares that may be delivered to participants and their beneficiaries under the 2010 LTIP is 9,020,060, which represents 8.5% of the outstanding shares of common stock of the reorganized Company, on a fully diluted basis as of the effective date of the plans of reorganization.

The following additional limits will apply to awards under the 2010 LTIP:

(i)	the maximum number of shares of common stock of the reorganized Company that may be covered by options and SARs granted to any one participant in any one calendar year shall be 300,000 shares;

(ii)	the maximum number of shares of common stock of the reorganized Company that may be issued in conjunction with awards to any one participant during any one calendar year period relating to full value awards and cash incentive awards, (but only to the extent they are settled in shares) shall be 200,000 shares;

(iii)	the maximum number of shares of common stock of the reorganized Company that may be issued in conjunction with awards granted relating to full value awards and cash incentive awards (but only to the extent they are settled in shares) over the life of the 2010 LTIP shall be 3,000,000 shares;

(iv)	the maximum number of shares of common stock of the reorganized Company that may be delivered pursuant to full value awards intended to be performance based compensation (as described below) granted to any one participant during any one calendar year period, regardless of whether settlement of the award is to occur prior to, at the time of, or after the time of vesting, may not exceed 200,000 shares;

(v)	the aggregate number of shares of common stock of the reorganized Company that is issued to insiders of the Company, within any one year period, and issuable to insiders of the Company, at any time, under the 2010 LTIP, or when combined with all of the Company’s other security-based compensation arrangements, shall not exceed 10% of the Company’s total issued and outstanding shares of common stock, respectively;

(vi)	the maximum amount of cash incentive awards intended to be performance based compensation payable to any one participant with respect to any performance period shall equal $200,000 multiplied by the number of calendar months included in that performance period ($2,400,000 for a 12-month performance period); and

(vii)	the maximum aggregate number of shares of common stock of the reorganized Company that may be delivered with respect to options or restricted stock units that are approved prior to, at or about the effective date of the plans of reorganization in connection with the Company’s emergence from the creditor protection proceedings (the “Emergence Date Grants”) shall be 4,245,158 shares (all shares of common stock of the reorganized Company covered by an Emergence Date Grant for which settlement is actually made in cash will be counted toward this limit and counted toward the maximum number of shares that may be delivered under the 2010 LTIP).

Shares covered by an award that are not delivered on an unrestricted basis (because the award is forfeited or canceled) and shares issued in connection with the substitution for or assumption of awards previously granted by an entity that is acquired by the Company shall not count toward the maximum number of shares deliverable under the 2010 LTIP. Any shares tendered by a participant or withheld by the Company (i) in connection with the payment of an exercise price, (ii) to satisfy any tax withholding obligation in connection with an award or (iii) subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof will also not be counted towards the maximum number of shares deliverable under the 2010 LTIP.

Minimum Vesting Requirements

The 2010 LTIP provides that if the right to become vested in an award is conditioned on the completion of a specified period of service with the Company, without achievement of performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than four years or ratably (whether monthly, quarterly, annual or otherwise) over not less than a four-year period and that performance-based stock awards (other than those in respect of 2010) will have a minimum performance period of one year, in each case subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the participant’s death, disability, retirement, or involuntary termination of employment or service (referred to as the “Minimum Vesting Period”). The Minimum Vesting Period does not apply to an award that is granted as an inducement to a person being hired or rehired by the Company or with respect to 5% of the shares authorized under the 2010 LTIP. The Committee in its discretion may modify or accelerate the vesting schedule of an award, or remove, waive or modify any applicable performance objectives, subject to an award intended to qualify as performance based compensation, so long as the revised vesting schedule is no more rapid than the Minimum Vesting Period.

Adjustments and Changes in Capitalization

In the event of a corporate transaction involving the Company (including, without limitation, any dividend (other than regular cash dividends) or distribution to its stockholders (whether in the form of cash, shares of stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares, issuance of warrants or other rights to acquire stock or other securities of the Company, other similar corporate transaction or event that affects the shares of stock, unusual or nonrecurring event affecting the Company, any affiliate or subsidiary of the Company or the financial statements of the Company or any of its affiliates or subsidiaries, or change in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law), the Committee will equitably or proportionately adjust awards to (i) preserve the benefits or potential benefits of the awards and (ii) prevent undue dilution or enlargement of the intended benefits or potential benefits of the awards. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the 2010 LTIP; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options and SARs; (iv) adjustment of any applicable performance measures; and (v) any other adjustments that the Committee determines to be equitable, which may include, without limitation, (I) replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, (II) providing for a substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event (and any award not so exercised will terminate upon the occurrence of such event); and (III) cancelling any one or more outstanding awards and causing to be paid to the holders thereof, in cash, shares of stock, other securities or other property, or any combination thereof, the value of such awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per share of stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding option or SAR, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Committee) of the shares of stock subject to such option or SAR over the aggregate exercise price of such option or SAR, respectively (it being understood that, in such event, any option or SAR having a per share exercise price equal to, or in excess of, the fair market value of a share of stock subject thereto may be canceled and terminated without any payment or consideration therefor).

Except as otherwise provided by the Committee, awards under the 2010 LTIP are not transferable except as designated by the participant by will or by the laws of descent and distribution.

Options/SARs

All options granted under the 2010 LTIP will be “nonqualified” unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option”. The exercise price for an option shall not be less than the fair market value of the shares of common stock at the time the option is granted, provided that the exercise price for an Emergence Date Grant that is an option shall be equal to the arithmetic mean of the per-share closing trading price of the shares of common stock for the thirty (30) calendar day period commencing on the date on which the shares of common stock of the reorganized Company are officially listed or quoted for trading on the New York Stock Exchange, or “NYSE”.

The exercise price for a SAR shall not be less than the fair market value of the shares of common stock at the time the SAR is granted or, if less, the exercise price of the tandem option. The Committee may grant a SAR independent of any option grant and may grant an option and SAR in tandem with each other, and SARs and options granted in tandem may be granted on different dates but may have the same exercise price.

In no event shall any option or SAR remain outstanding past its originally scheduled expiration date (and such originally scheduled expiration date shall not exceed ten years from the date of grant).

Full Value Awards

The following types of “full value awards” may be granted, as determined by the Committee:

•

the right to receive one or more shares of stock, or the cash value of such shares, in the future (including, without limitation, unrestricted stock, restricted stock or RSUs, performance stock or performance stock units and deferred stock or deferred stock units);

•	shares of common stock that may be in return for previously performed services or in return for the participant surrendering other compensation that may be due;

•	shares of common stock that are contingent on the achievement of performance or other objectives during a specified period; and

•

shares of stock subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant, or the achievement of performance or other objectives, or any combination of any of the foregoing.

Any such awards shall be subject to such other conditions, restrictions and contingencies as the Committee determines.

Cash Incentive Awards

The Committee may grant cash incentive awards (including the right to receive payment of stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of a participant’s performance objectives over a specified period established by the Committee, subject to such other conditions, restrictions and contingencies, as determined by the Committee.

Performance-Based Compensation

The Committee may designate whether any award being granted to any participant are intended to be “performance based compensation” as that term is used in Section 162(m) of the United States Internal Revenue Code (“Section 162(m)”). Any such award designated as intended to be “performance based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m). The Committee may select as a basis for granting such awards any one or more of the following performance measures established by the Company or a subsidiary, operating unit or division of the Company:

•     net earnings or net income (before or after taxes)

•     basic or diluted earnings per share (before or after taxes)

•     net revenue or net revenue growth;

•     gross revenue or gross revenue growth, gross profit or gross profit growth

•     net operating profit (before or after taxes)

•     return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity or sales)

•     cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis

•     earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA)

•     gross or net operating margins

•     productivity ratios

•     share price (including, but not limited to, growth measures and total stockholder return)

•     expense targets or cost reduction goals, general and administrative expense savings

•     operating efficiency

•     objective measures of customer satisfaction

•     working capital targets

•     measures of economic value added or other “value creation” metrics;

•     inventory control

•     enterprise value

•     sales

•     stockholder return

•     client retention

•     competitive market metrics

•     employee retention

•     timely completion of new product rollouts

•     timely launch of new facilities

•     objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets)

•     system-wide revenues

•     cost of capital, debt leverage year-end cash position or book value

•     strategic objectives, development of new product lines and related revenue, sales and margin targets or international operations

•     market share

•     safety performance

•     environmental performance

•     any combination of the foregoing

Amendment and Termination

The 2010 LTIP may be amended or terminated at any time by the board of directors of the Company, and the board of directors of the Company or the Committee may amend any award granted under the 2010 LTIP, provided that no amendment or termination may adversely affect the rights of any participant under the award granted prior to the date such amendment is adopted without the participant’s written consent. The board of directors of the Company may not amend the provision of the 2010 LTIP related to repricing without approval of stockholders. Approval by the Company’s stockholders will be required for any material revision (as defined under the NYSE listing standards) to the terms of the 2010 LTIP. The 2010 LTIP will remain in effect as long as any awards under it are outstanding, but no new awards may be granted after the tenth anniversary of the effective date of the plans of reorganization.

2010 Short-Term Incentive Plan

On August 13, 2010, the independent members of the board of directors of the Company adopted on a provisional basis the 2010 AbitibiBowater Inc. Short-Term Incentive Plan, or the “2010 STIP”, subject to the entry of the confirmation order and the sanction order. As a result, the 2010 STIP was deemed approved by the board as of November 23, 2010, the date the confirmation order was entered. The effectiveness of the 2010 STIP is subject to the Company emerging from the creditor protection proceedings. The following summary of the material terms of the 2010 STIP is qualified in its entirety by reference to the actual 2010 STIP attached to this current report as exhibit 10.2 and is incorporated herein by reference.

The 2010 STIP provides that selected employees will be eligible to receive payouts of bonuses, expressed as a percentage of their base salaries (which payout may be as high as 75% of base salary (after giving effect to the Company-wide salary reduction program) for the Company’s chief executive officer and his direct reports, which includes each named executive officer, if the maximum performance criteria are achieved), based on operating profit results for the last six months of 2010, as compared to the EBITDA forecast. The overall cost of the 2010 STIP, assuming target level of performance is achieved, is expected to be $11 million. The threshold and maximum targets for the 2010 STIP are subject to ratification by the board of directors impaneled upon the Company’s emergence from the creditor protection proceedings.

Executive Severance Policy

On August 13, 2010, the independent members of the board of directors of the Company adopted on a provisional basis a severance policy for its chief executive officer and his direct reports, or the “Executive Severance Policy”, subject to the entry of the confirmation order and the sanction order. As a result, the Executive Severance Policy was deemed approved by the board as of November 23, 2010, the date the confirmation order was entered. The effectiveness of the Executive Severance Policy is subject to the Company emerging from the creditor protection proceedings. The following summary of the material terms of the Executive Severance Policy is qualified in its entirety by reference to the actual policy attached to this current report as exhibit 10.3 and is incorporated herein by reference.

The Executive Severance Policy provides financial support to our senior executives, including our named executive officers, should the Company initiate termination of employment. The severance consists of six (6) weeks of eligible pay per year of continuous service, with proportional allowance for completed months, up to a maximum of one hundred and four (104) weeks. For executives employed on a short-term basis, a minimum of fifty-two (52) weeks of eligible pay will be offered. Eligible pay includes annual base salary and an average of an executive’s last two (2) paid incentive awards (annualized in the case of incentive awards paid pursuant to a 2007 annual incentive plan and the 2010 STIP), with a maximum of one hundred and twenty-five percent (125%) of bonus target (expressed in dollars). For a period of twelve (12) months following a change in control, the severance package is also available in the event of voluntary termination for good reason. The payment of severance is contingent upon the execution of a waiver and release agreement and compliance with restrictions on non-competition.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit Number	Description

2.1	Sanction Order, dated September 23, 2010

2.2	Confirmation Order, dated November 23, 2010, which includes the Debtors’ Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated November 16, 2010 (as amended)

2.3	CCAA Plan of Reorganization and Compromise, dated August 2, 2010 (incorporated by reference to exhibit 99.2 to the current report on Form 8-K of the Company filed on August 5, 2010)

10.1	2010 AbitibiBowater Inc. Equity Incentive Plan

10.2	2010 AbitibiBowater Inc. Short-Term Incentive Plan

10.3	AbitibiBowater Inc. Severance Policy – Chief Executive Officer and Direct Reports

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

Date: November 30, 2010	By:	/s/ JACQUES P. VACHON
	Name:	Jacques P. Vachon
	Title:	Senior Vice-President, Corporate Affairs and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit Number	Description

2.1	Sanction Order, dated September 23, 2010

2.2	Confirmation Order, dated November 23, 2010, which includes the Debtors’ Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated November 16, 2010 (as amended)

2.3	CCAA Plan of Reorganization and Compromise, dated August 2, 2010 (incorporated by reference to exhibit 99.2 to the current report on Form 8-K of the Company filed on August 5, 2010)

10.1	2010 AbitibiBowater Inc. Equity Incentive Plan

10.2	2010 AbitibiBowater Inc. Short-Term Incentive Plan

10.3	AbitibiBowater Inc. Severance Policy – Chief Executive Officer and Direct Reports